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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Tekelec on Form S-8 of our report dated February 9, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedules of Tekelec as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993.




COOPERS & LYBRAND L.L.P.
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Coopers & Lybrand L.L.P.


Sherman Oaks, California
June 12, 1996